  EXPLANATORY NOTE

This Amendment No. 2, or this Amendment, to the Regulation A Offering Statement on Form 1-A filed by VidAngel, Inc. on August 12, 2016 (the “Original Filing”) is being filed solely to file Exhibit 8.1 and to amend Exhibits 2.1, 3.1, 6.1 and 6.2 which were previously filed with Amendment No. 1 to the Original Filing. Accordingly, this Amendment consists only of Part I , the explanatory note, the signature page to the Form 1-A, the exhibit index, Exhibit 8.1 and the amended Exhibits 2.1, 3.1, 6.1 and 6.2. The Preliminary Offering Circular is unchanged and has therefore been omitted.

PART III – EXHIBITS

EXHIBIT INDEX

The following exhibits are filed as part of this Preliminary Offering Circular on Form 1-A:

Exhibit Number	Description

2.1	Certificate of Incorporation of VidAngel, Inc., as amended.
2.2	Bylaws of VidAngel, Inc.
3.1	Investor Rights and Voting Agreement between VidAngel, Inc. and certain investors
3.2*	Stockholders Agreement between VidAngel, Inc. and the Class B Common Stockholders
4.1	Form of Subscription Agreement
6.1	Employment Agreement between VidAngel, Inc. and David Quinto
6.2	Promotion and Marketing Services Agreement between VidAngel, Inc. and Harmon Brothers LLC
8.1	Form of Escrow Services Agreement between Issuer Direct Corp. and VidAngel, Inc.
10.1	Powers of Attorney (included on the signature page to this Offering Circular)
11.1	Consent of Tanner LLC
11.2	Consent of Kaplan Voekler Cunningham and Frank PLC (included in Exhibit 12.1)
11.3	Consent of NRG Research Group
12.1	Opinion of Kaplan Voekler Cunningham and Frank, PLC as to legality of the securities being registered

 *To be filed by amendment

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah on September 22 , 2016.

VIDANGEL, INC.

By:	/s/ Neal S. Harmon
Neal S. Harmon
Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned directors and officers of VidAngel, Inc. (the “Company”) hereby severally constitute and appoint  Neal S. Harmon and Patrick Reilly, with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all things in our names in the capacities indicated below which said Neal S. Harmon and Patrick Reilly may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the Regulation A Offering Circular on Form 1-A of the Company, including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Regulation A offering circular and any and all amendments thereto; and we hereby ratify and confirm all that said Neal S. Harmon and Patrick Reilly shall lawfully do or cause to be done by virtue thereof.

This offering circular has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Neal S. Harmon	Chief Executive	September 22 , 2016
Neal S. Harmon	Officer and Director (principal executive officer)

/s/ Patrick Reilly	Director of Finance	September 22 , 2016
Patrick Reilly	(principal financial and accounting officer)

/s/ *	Director
Dalton Wright		September 22 , 2016

/s/ *	Director	September 22 , 2016
Paul Ahlstrom

* /s/ Neal S. Harmon	Attorney-In-Fact	September 22 , 2016
Neal S. Harmon

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